This Note is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee or the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      Unless this Note is a presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof,
Cede & Co., has an interest herein.


                                 CONAGRA, INC.
REGISTERED                                                      REGISTERED
R-          7-1/8% Senior Note Due October 1, 2026                 $

                                CUSIP 205887AF9

      ConAgra, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) for value received hereby promises to pay to

or registered assigns, the principal sum of           Dollars ($            )

on October 1, 2026, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon, semi-annually on April 1 and October 1 in each year, commencing April 1, 1997, on said principal amount at the rate per annum specified in the title of this Note, from the April 1 or the October 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on this Note or duly provided for, in which case from October 3, 1996 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after March 15 or September 15, as the case may be, and before the following April 1 or October 1, this Note shall bear interest from such April
1 or October 1; provided, that if the Company shall default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1, to which interest has been paid or duly provided for or, if no interest has been paid on this Note or duly provided for, from October 3, 1996. The interest, so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the Person in whose name this Note is registered at the close of business on the March 15 or September 15, as the case may be, next preceding such April 1 or October 1. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

      This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $400,000,000, all such Securities issued or to be issued under and pursuant to an Indenture dated as of October 8, 1990, as supplemented, (hereinafter referred to as the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (hereinafter referred to as the "Trustee" which term shall also include any successor or co-trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the indenture provided or permitted. This Note is one of a series of Global Notes (each a "Global Note") which represent all of the Company's 7-1/8% Senior Notes due October 1, 2026 (the "Notes").

      This Note will be repayable on October 1, 2006 (the "Put Option Date"), at the option of the Holder, at 100% of its principal amount together with interest payable to the date of repayment. In order for this Note to be repaid on the Put Option Date, the Company must receive at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, within the period commencing August 1, 2006 and ending at the close of business on September 1, 2006 (or, if such September 1 is not a business day, the next succeeding business day), this Note with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying this Note is duly completed. Any such notice received by the Company within period commencing August 1, 2006 and ending at the close of business on September 1, 2006 (or, if such September 1 is not a business day, the next succeeding business day) shall be irrevocable. The repayment option may be exercised by the Holder for less than the entire principal amount of this Note provided the principal amount which is to be repaid is equal to $1,000 or an integral multiple of $1,000.
All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company whose determination will be final and binding.

      The Indenture contains provisions for defeasance and discharge at the Company's option of either the entire principal of all the Securities of any series or of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth therein.

      If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or elimination of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, of each series to be affected thereby, voting as one class. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.
Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

      This Note is a global security registered in the name of a nominee of The Depository Trust Company as Depository (the "Depository"). Beneficial interests in the Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and the participants of the Depository. Except as described below, the Note in certificated form will not be issued in exchange for the Note.

      If the Depositary for the Notes represented by this Global Note is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days or an Event of Default has occurred and is continuing with respect to the Notes, the Company will issue such Notes in definitive form in exchange for this Global Note. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by one or more Global Notes and, in such event, will issue Notes in definitive form in exchange for the Global Note or Notes representing the Notes.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000.

      Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

      This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

      The Company, the Trustee and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing thereon and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                                          Unless the certificate of
                                          authentication hereon has been
                                          executed by or on behalf of the
                                          Trustee for the Notes by manual
                                          signature, this Note shall not be
                                          entitled to any benefit under the
                                          Indenture, nor be valid or obligatory
                                          for any purpose.

Dated: IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                                                        [SEAL]






TRUSTEE'S CERTIFICATE OF
AUTHENTICATION                                        CONAGRA, INC.

This is one of the Securities of the
series  designated herein and referred
to in the within mentioned Indenture.

      The Chase Manhattan Bank            By:_______________________________
      as Trustee                                      J. P. O'Donnell
                              Attest                  Senior Vice President and
                                                      Chief Financial Officer

Authorized Signatory

                           OPTION TO ELECT REPAYMENT


      The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at 100% of the principal amount of this Security to be repaid plus accrued interest to the date of repayment.

Dated:
                                                Signature

                                              Sign exactly as name appears on
                                              the front of this Security
                                              [SIGNATURE GUARANTEED --
                                              required only if Securities are
                                              to be issued and delivered to
                                              other than the registered
                                              Holder]

Principal amount to be repaid, if amount to     Fill in for registration
be repaid is less than the principal amount     of Securities if to be
of this Security (principal amount remaining    issued otherwise than to
must be an authorized denomination)             the registered Holder:

                                                Name:

$________________________                       Address:


                                                (Please print name and address
                                                 including zip code)

                                          SOCIAL SECURITY OR OTHER TAXPAYER ID
                                          NUMBER